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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Newell Rubbermaid Inc.

(Name of Registrant as Specified In Its Charter)

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The following letter was first released by Newell Rubbermaid Inc. (the “Company”) to certain stockholders of the Company on April 18, 2007:
[Newell Rubbermaid Inc. Letterhead]
Dear                          :
It was a distinct pleasure discussing with you the election of Directors at our upcoming annual meeting of shareholders. I much appreciate the thoughtfulness that you are bringing to your decision making process. I hope our conversation was helpful to you.
As we discussed:
•	At the present juncture of our Company’s efforts to restructure strategically, we believe that the decision to retain our classified Board is in the best interest of our shareholders;

•	This decision was made in the context of a Board which has eleven entirely independent Directors out of twelve, including an independent, non-executive chairman;

•	The Company’s overall governance structure has earned the Company high ratings from ISS;

•	In October 2005, the Board replaced its CEO and has since elected a 30-year veteran of Procter & Gamble who has added great focus and leadership to the Company as evidenced by a shareholder return of over 25% in 2006; and

•	We continue to attract talented, independent individuals, such as the recently elected Michael Todman of Whirlpool, to our Board. In addition to Mr. Todman, we have added Tom Clarke of Nike, Ray Viault of General Mills, Mike Cowhig of Gillette, Steve Strobel of Motorola and Mark Ketchum of Procter & Gamble since 2002.
We would hope that you would see fit to vote for all of our Directors who are standing for election and not withhold your vote.
I very much appreciate your time and thank you for your consideration
With best regards,
William D. Marohn
Chairman of the Board
cc:

The following letter was first released by Newell Rubbermaid Inc. (the “Company”) to certain stockholders of the Company on April 18, 2007:
[Newell Rubbermaid Inc. Letterhead]
Dear                          :
It was a distinct pleasure discussing with you the election of Directors at our upcoming annual meeting of shareholders. I much appreciate the thoughtfulness that you are bringing to your decision making process. I hope our conversation was helpful to you.
As we discussed:
•	At the present juncture of our Company’s efforts to restructure strategically, we believe that the decision to retain our classified Board is in the best interest of our shareholders;

•	This decision was made in the context of a Board which has eleven entirely independent Directors out of twelve, including an independent non-executive chairman;

•	The Company’s overall governance structure has earned the Company high ratings from ISS;

•	The Company achieved superior results in 2006, including a shareholder return of over 25%; and

•	We continue to attract talented, independent individuals, such as the recently elected Michael Todman of Whirlpool, to our Board. In addition to me and Mr. Todman, we have added Tom Clarke of Nike, Ray Viault of General Mills, Mike Cowhig of Gillette and Steve Strobel of Motorola since 2002.
We would hope that you would see fit to vote for all of our Directors who are standing for election and not withhold your vote.
I very much appreciate your time and thank you for your consideration
With best regards,
Mark D. Ketchum
President and Chief Executive Officer
cc:

The following letter was first released by Newell Rubbermaid Inc. (the “Company”) to certain stockholders of the Company on April 18, 2007:
[Newell Rubbermaid Inc. Letterhead]
Dear                          :
It was a distinct pleasure discussing with you the election of Directors at our upcoming annual meeting of shareholders.
As we discussed:
•	At the present juncture of our Company’s efforts to restructure strategically, we believe that the decision to retain our classified Board is in the best interest of our shareholders;

•	This decision was made in the context of a Board which has eleven entirely independent Directors out of twelve, including an independent non-executive chairman;

•	The Company’s overall governance structure has earned the Company high ratings from ISS;

•	The Company achieved superior results in 2006, including a shareholder return of over 25%; and

•	We continue to attract talented, independent individuals, such as the recently elected Michael Todman of Whirlpool, to our Board. In addition to me and Mr. Todman, we have added Tom Clarke of Nike, Ray Viault of General Mills, Mike Cowhig of Gillette and Steve Strobel of Motorola since 2002.
We would hope that you would see fit to vote for all of our Directors who are standing for election and not withhold your vote.
I very much appreciate your time and thank you for your consideration
With best regards,
Mark D. Ketchum
President and Chief Executive Officer
cc: